SHOREBANK PACIFIC
Let's change the world.®

Mr. Scott Olmstead
Paneltech Products, Inc.
2999 John Stevens Way
Hoquiam, WA 98550

May 5, 2010

Re: **NOTICE OF DEFAULT & COVENANT WAIVER AGREEMENT**
Loan No.: **100012004**

By this letter, ShoreBank Pacific ("Bank") hereby notifies Paneltech Products, Inc. ("Borrower"), that it was in default under the Business Loan Agreement dated January 26, 2001, as amended ("Loan Agreement") because it had violated certain conditions in the Loan Agreement.

- Maintain a ratio of Debt to Worth, defined as all liabilities divided by Total Equity not to exceed 14.0 to 1.0 as measured at the end of each month.
- Maintain working capital greater than a negative $100,000
- Maintain a current ratio of not less than 0.95:1.00

Accordingly, as of 3/31/2010 these conditions were breached. As a result, Borrower was also in default under the Promissory Note ("Note") of the same date.

After due consideration, the Bank has elected to waive its remedies to these defaults. The Bank will agree to do so subject to the following terms and conditions:

(1.) The Borrower acknowledges that it is in default under the Loan Agreement and the Note for the reasons stated herein, and has no defense to any action to enforce the Loan Agreement or Note, nor any claim by which to assert as a setoff against the Indebtedness.

(2.) The Borrower acknowledges that this Covenant Waiver is specific to the above referenced financial covenants as of March 31, 2010 and has no effect on any other future or past covenants.

(3.) As consideration for the Bank's covenant waiver, the Borrower agrees to deliver to the Bank the original version of this letter countersigned by

Borrower's authorized representative in the space provided below, no later than May 9, 2010. If Borrower fails to timely deliver the countersigned letter to the Bank, then this Covenant Waiver Agreement shall have no force and effect, and the Bank may proceed forthwith to enforce the Loan Agreement and Related Documents.

(4.) The Borrower acknowledges that this Covenant Waiver Agreement, the Loan Agreement, and the Related Documents are the only agreements between the parties, and that there are no other agreements, promises, representations, or understandings between the parties, either written or oral, other than what is expressed in this Forbearance Agreement, the Loan Agreement, and the Related Documents.

(5.) The Borrower agrees that the Loan Agreement and Related Documents remain in full force and effect and that this Covenant Waiver Agreement shall not be deemed to operate as a waiver of any of the Bank's rights and remedies thereunder.

Please execute and return this original,. Borrower's signature in the space provided below shall operate as the unconditional acceptance of the above terms and conditions.

Sincerely,

IT IS SO ACCEPTED:

/s/ Dustin Mead

Dustin Mead
Vice President
ShoreBank Pacific

/s/ Scott Olmstead

By: Scott Olmstead
Title: CFO